THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED
PURSUANT TO RULE 901(d) OF REGULATION S-T                         EXHIBIT 25.3
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                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(b)(2)       /_/

_________________________________________________________________________

                            THE BANK OF NEW YORK
             (Exact name of trustee as specified in its charter)


New York                                               13-5160382
(State of incorporation if                             (I.R.S. employer
not a U.S. national bank)                              identification no.)

48 Wall Street                                         10286
New York, N.Y.                                         (Zip code)
(Address of principal
executive offices)

_________________________________________________________________________

                           PROVIDENT BANCORP, INC.
             (Exact name of obligor as specified in its charter)
Ohio                                                   31-0982792
(State or other                                        (I.R.S. employer
jurisdiction of                                        identification no.)
incorporation or
organization)

One East Fourth Street                                 45202
Cincinnati, Ohio                                       (Zip Code)
(Address of principal
executive offices)
                                  __________________

                            Guarantee of Capital Securities of
                                Provident Capital Trust I
                            (Title of the indenture securities)


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1.      General information.  Furnish the following information as to the
        Trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

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        Name                              Address
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Superintendent of Banks of the State of   2 Rector Street
New York                                  New York, N.Y. 10006, and
                                          Albany, N.Y. 12203

Federal Reserve Bank of New York          33 Liberty Plaza
                                          New York, N.Y. 10045
Federal Deposit Insurance Corporation     Washington, D.C. 20429

New York Clearing House Association       New York, New York

        (b)      Whether it is authorized to exercise corporate trust powers.

        Yes.

2.      Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.  (See Note on page 3.)

16.     List of Exhibits.

        Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

        1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

        4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

        6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

        7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                     NOTE


        Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

        Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE



        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 24th day of January, 1997.


                                      THE BANK OF NEW YORK



                                      By:    /S/STEPHEN J. GIURLANDO
                                         ----------------------------
                                         Name: STEPHEN J. GIURLANDO
                                         Title: ASSISTANT VICE PRESIDENT

                                                             Exhibit 7

_____________________________________________________________________________


                      Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                    of 48 Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                             Dollar Amounts
                                                              in Thousands
                                                             --------------

ASSETS
Cash and balances due from
 depository institutions:
 Noninterest-bearing balances
  and currency and coin   . . . .                              $ 4,404,522
 Interest-bearing balances  . . .                                  732,833
Securities:
 Held-to-maturity securities  . .                                  789,964
 Available-for-sale securities  .                                2,005,509
Federal funds sold in domestic
 offices of the bank:
Federal funds sold  . . . . . . .                                3,364,838
Loans and lease financing
 receivables:
 Loans and leases, net of
  unearned income   . . . . . . .         28,728,602
 LESS: Allowance for loan and
  lease losses  . . . . . . . . .            584,525
 LESS: Allocated transfer risk
  reserve   . . . . . . . . . . .                429
 Loans and leases, net of
  unearned income, allowance,
  and reserve   . . . . . . . . .                               28,143,648
Assets held in trading accounts .                                1,004,242
Premises and fixed assets
 (including capitalized leases)                                    605,668
Other real estate owned . . . . .                                   41,238
Investments in unconsolidated
 subsidiaries and associated
 companies  . . . . . . . . . . .                                  205,031
Customers' liability to this
 bank on acceptances outstanding                                   949,154
Intangible assets . . . . . . . .                                  490,524
Other assets  . . . . . . . . . .                                1,305,839
                                                               -----------
Total assets  . . . . . . . . . .                              $44,043,010
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                                                             Dollar Amounts
                                                              in Thousands
                                                             --------------

LIABILITIES
Deposits:
 In domestic offices  . . . . . .                              $20,441,318
 Noninterest-bearing  . . . . . .          8,158,472
 Interest-bearing   . . . . . . .         12,282,846
 In foreign offices, Edge and
  Agreement subsidiaries, and
  IBFs  . . . . . . . . . . . . .                               11,710,903
 Noninterest-bearing  . . . . . .             46,182
 Interest-bearing   . . . . . . .         11,664,721
Federal funds purchased in
 domestic offices of the bank:
 Federal funds purchased  . . . .                                1,565,288
Demand notes issued to the U.S.
 Treasury   . . . . . . . . . . .                                  293,186
Trading liabilities . . . . . . .                                  826,856
Other borrowed money:
 With original maturity of one
  year or less  . . . . . . . . .                                2,103,443
 With original maturity of more
  than one year   . . . . . . . .                                   20,766
Bank's liability on acceptances
 executed and outstanding   . . .                                  951,116
Subordinated notes and debentures                                1,020,400
Other liabilities . . . . . . . .                                1,522,884
                                                               -----------
Total liabilities . . . . . . . .                              $40,456,160
                                                               ===========
EQUITY CAPITAL
Common stock  . . . . . . . . . .                                  942,284
Surplus . . . . . . . . . . . . .                                  525,666
Undivided profits and capital
 reserves   . . . . . . . . . . .                                2,129,376
Net unrealized holding gains
 (losses) on available-for-sale
 securities   . . . . . . . . . .                                   (2,073)
Cumulative foreign currency
 translation adjustments  . . . .                                   (8,403)
                                                               -----------
Total equity capital  . . . . . .                                3,586,850
Total liabilities and equity                                   -----------
 capital  . . . . . . . . . . . .                              $44,043,010
                                                               ===========


                 I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                   Robert E. Keilman

                 We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve Sys-tem and is true and correct.


         J. Carter Bacot
         Thomas A. Renyi                   Directors
         Alan R. Griffith

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